UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8‑K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2018
NRG ENERGY, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001‑15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)
804 Carnegie Center, Princeton, New Jersey 08540 (Address of principal executive offices, including zip code)
(609) 524‑4500 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
[ ] Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
[ ] Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 16, 2018, David R. Hill will be stepping down from his position as Executive Vice President and General Counsel of NRG Energy, Inc. (the “Company”). The position of General Counsel will be assumed by Brian Curci, currently Deputy General Counsel and Corporate Secretary for the Company. Mr. Hill will remain with the Company in an advisory role for several months to support the transition of certain regulatory and government affairs matters.

In addition, effective March 16, 2018, John Chillemi will be stepping down from his position as Executive Vice President, National Business Development of the Company. Mr. Chillemi’s responsibilities will be assumed by Christopher Moser, the Company’s Executive Vice President, Operations. Mr. Chillemi will also remain with the Company in an advisory role for several months to support the transition of certain development projects for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: March 1, 2018	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

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